UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D. C. 20549


                                     FORM 8-K


                                  CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


Date of Report
(Date of earliest
event reported):  October 1, 2013


Morgan Stanley Capital I Trust 2012-C4
(Exact name of issuing entity as specified in its charter)


Morgan Stanley Capital I Inc.
(Exact name of depositor as specified in its charter)


Bank of America, National Association
Morgan Stanley Mortgage Capital Holdings LLC
(Exact name of sponsor(s) as specified in its charter)


New York                       333-167764-02              38-3867653
(State or other                (Commission                38-3867654
jurisdiction                   File Number)               38-3867655
of Incorporation)                                         38-7033106
                                                       (IRS Employer
                                                 Identification No.)


c/o Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD                                         21045
(Address of principal executive offices)            (Zip Code)


Telephone number, including area code:  (410) 884-2000


Not applicable
(Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))


Item 6.02 - Change of Servicer or Trustee.

Effective as of October 1, 2013, KeyBank National Association ("KeyBank") and its wholly-owned subsidiary, KeyCorp Real Estate Capital Markets, Inc. ("KRECM") merged, with KeyBank being the surviving entity and successor to all of the rights, duties and obligations of KRECM as servicer under the pooling and servicing agreement entered into in connection with this securitization transaction (the "Pooling and Servicing Agreement"), pursuant to which the issuing entity was formed, dated as of March 1, 2012.

KEYBANK

KeyBank National Association is a national banking association and is a wholly-owned subsidiary of KeyCorp. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KeyBank's portfolio of master or primary serviced commercial mortgage loans as of the dates indicated:


Loans                                                       12/31/2010     12/31/2011     12/31/2012     6/30/2013
By Approximate Aggregate Principal Balance (in billions)    $117.6         $107.5         $101.6         $136.3


Within this servicing portfolio are, as of June 30, 2013, approximately 11,031 loans with a total principal balance of approximately $136.3 billion that are included in approximately 263commercial mortgage-backed securitization transactions.

KeyBank's servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of June 30, 2013, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer in terms of total master and primary servicing volume.

KeyBank has been a special servicer of commercial mortgage loans and commercial real estate assets included in commercial mortgage-backed securities transactions since 1998. As of June 30, 2013, KeyBank was named as special servicer with respect to commercial mortgage loans in 59 commercial mortgage-backed securities transactions totaling approximately $34.0 billion in aggregate outstanding principal balance and was special servicing a portfolio that included approximately 102 commercial mortgage loans with an aggregate outstanding principal balance of approximately $616 million, which portfolio includes multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States.

The following table sets forth information on the size and growth of KeyBank's managed portfolio of specially serviced commercial mortgage loans for which KeyBank is the named special servicer in commercial mortgage-backed securities transactions in the United States.


CMBS (US)                                             As of 12/31/2010     As of 12/31/2011     As of 12/31/2012     As of 6/30/2013
By Approximate Number of Transactions                 26                   25                   39                   59
By Approximate Aggregate Unpaid Principal Balance     $13.656              $12.846              $24.486              $34.040
(in billions)


KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody's, S&P, Fitch and Morningstar. Moody's does not assign specific ratings to servicers. KeyBank is on S&P's Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer and Primary Servicer, and S&P has assigned to KeyBank the rating of "Strong" as a master servicer, primary servicer and special servicer. Fitch has assigned to KeyBank the ratings of "CMS1" as a master servicer, "CPS1" as a primary servicer, and "CSS2+" as special servicer. Morningstar has assigned KeyBank the rankings of "MOR CS1" as master servicer, primary servicer, and special servicer. S&P's, Fitch's and Morningstar's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

KeyBank's servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC format to report to trustees of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.keybank.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the master servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank's long-term deposits and short-term deposits:

Deposits                     S&P        Fitch        Moody's
Long-Term Deposits           A-         A-           A3
Short-Term Deposits          A-2        F1           P-2

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under any pooling and servicing agreement and, accordingly, will not have any material adverse impact on the performance of the underlying mortgage loans or the performance of any related certificates.

KeyBank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act of 1933, as amended. These policies, procedures and controls include, among other things, procedures to
(i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank's servicing policies and procedures for the servicing functions it will perform under the pooling and servicing agreement are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank's servicing policies and procedures have been generally consistent for the last three years in all material respects.

KeyBank, as the master servicer and primary servicer, is generally responsible for the master servicing and primary servicing functions with respect to the underlying mortgage loans. KeyBank, as the special servicer is generally responsible for special servicing functions with respect to the underlying mortgage loans. KeyBank, as the master servicer, will be permitted to appoint one or more sub-servicers to perform all or any portion of its primary servicing functions under the Pooling and Servicing Agreement pursuant to one or more sub-servicing agreements. Additionally, KeyBank may from time to time perform some of its servicing obligations under the pooling and servicing agreement through one or more third-party vendors that provide servicing functions such as appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of REO property. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the pooling and servicing agreement as if KeyBank had not retained any such vendors.

Generally, all amounts received by KeyBank on the underlying mortgage loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the pooling and servicing agreement. Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KeyBank will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as master servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as master servicer or special servicer, as applicable, including as a result of KeyBank's failure to comply with the applicable servicing criteria in connection with any securitization transaction. KeyBank has made all advances required to be made by it under its servicing agreements for commercial and multifamily mortgage loans.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any such lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement. KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Morgan Stanley Capital I Inc.
(Depositor)


/s/ Stephen Holmes
Stephen Holmes, Authorized Signatory


Date: October 7, 2013